Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Report on Form 10-K of Gas Transmission Northwest Corporation for the year ended December 31, 2004, I, Russell K. Girling, Chief Financial Officer of Gas Transmission Northwest Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Report on Form 10-K for the year ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report on Form 10-K for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Gas Transmission Northwest Corporation.

Date: March 14, 2005

/s/ RUSSELL K. GIRLING
Russell K. Girling
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Gas Transmission Northwest Corporation and will be retained by Gas Transmission Northwest Corporation and furnished to the Securities and Exchange Commission or its staff upon request.